Exhibit 10.8
AMENDMENT 6
TO THE
GROUP LONG TERM DISABILITY REINSURANCE AGREEMENT
This Amendment No. 6 (“Amendment”) is hereby made a part of and incorporated into the Group Long Term Disability Reinsurance Agreement originally effective January 1, 1999 between Symetra Life Insurance Company (“Insurer”) of Bellevue, Washington and Reliance Standard Life Insurance Company doing business as Custom Disability Solutions, as Managing Agent (“Managing Agent”) for each of the participating reinsurers collectively referred to in the Reinsurance Agreement as the American Disability Reinsurance Underwriters Syndicate (ADRUS) (“Reinsurance Agreement”) as of the date written below. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Reinsurance Agreement.
Intending to be legally bound, Insurer and Managing Agent agree to amend the Reinsurance Agreement as follows:
1.	The Managing Agent and the Insurer hereby agree that the Profit Sharing Agreement originally effective in 1999, that is attached to and part of the Reinsurance Agreement, shall be terminated effective December 31, 2010 and there shall be no profit sharing calculation or payout for any calendar years after 2009.

2.	Effective January 1, 2011, the Managing Agent and the Insurer hereby agree as follows:
a.	The Insurer and the Managing Agent hereby agree that the effective date of termination of the Reinsurance Agreement shall be 12:01 am on June 1, 2011, in accordance with Article VI, and that during 2011, the Reinsurer shall accept reinsurance under this Agreement for all cases underwritten by the Managing Agent prior to March 1, 2011;

b.	The Managing Agent shall be the sole and exclusive party providing Insurer with LTD quotes during January and February of 2011; and

c.	The Managing Agent shall cease underwriting LTD policies on behalf of the Insurer on February 28, 2011.
All provisions of the Reinsurance Agreement not in conflict with the provisions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate by the signatures of their duly authorized representatives as indicated below as of the 19th day of January, 2011.

CUSTOM DISABILITY SOLUTIONS		SYMETRA LIFE INSURANCE COMPANY

By:	/s/ Paul K. Fields	By:	/s/ Michael Fry

Name:	Paul K. Fields	Name:	Michael Fry

Title:	CFO	Title:	EVP

Date:	1/19/2011	Date:	1-14-2011

APPENDIX A — 12
AGREEMENT YEAR 2011
January 1, 2011 to December 31, 2011
Member Reinsurer who has contracted with Custom Disability Solutions as Managing Agent of ADRUS and their levels of participation are as follows:

	Dollar	Percentage
Reinsurer	Participation	Participation

Reliance Standard Life Insurance Company	$30,000	100%

TOTAL AUTHORIZED PARTICIPATION	$30,000	100%